UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2016
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 14, 2016, Stone Energy Corporation (the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Fourth Amended and Restated Credit Agreement dated as of June 24, 2014 (as amended, the “Credit Agreement”) among the Company, certain of the Company’s subsidiaries, as guarantors, and the financial institutions party thereto. The Amendment amends the Credit Agreement to (i) increase the borrowing base to $360.0 million from $300 million, (ii) provide for no redetermination of the borrowing base until January 15, 2017, other than an automatic reduction upon the sale of certain of the Company’s properties, (iii) permit second lien indebtedness to refinance the existing convertible notes and senior unsecured notes, (iv) revise the maximum consolidated funded leverage ratio to be 5.25x for the fiscal quarter ending June 30, 2016, 6.50x for the fiscal quarter ending September 30, 2016, 9.50x for the fiscal quarter ending December 31, 2016 and 3.75x thereafter, (v) require minimum liquidity of at least $125.0 million until January 15, 2017, (vi) impose limitations on capital expenditures, (vii) grant the lenders a perfected security interest in all deposit accounts and (viii) provide for anti-hoarding cash provisions for amounts in excess of $50.0 million to apply after December 10, 2016. In connection with the Amendment, on June 14, 2016, the Company repaid $56.8 million in borrowings under the Credit Agreement, resulting in the Company having $360 million outstanding under the Credit Agreement, including $18.3 million of outstanding letters of credit. Following this payment, the Company has cash on hand of approximately $185 million.  The Company continues to assess various strategic alternatives to address its liquidity and capital structure, including strategic and refinancing alternatives through a private restructuring, asset sales and a prepackaged or prearranged bankruptcy filing.

The description of the Amendment above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 3 to the Fourth Amended and Restated Credit Agreement among Stone Energy Corporation, certain of its subsidiaries, as guarantors, and the financial institutions party thereto, dated June 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: June 14, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment No. 3 to the Fourth Amended and Restated Credit Agreement among Stone Energy Corporation, certain of its subsidiaries, as guarantors, and the financial institutions party thereto, dated June 14, 2016